ARTICLES SUPPLEMENTARY
TO THE
ARTICLES OF INCORPORATION
OF
GABELLI GLOBAL SERIES FUNDS, INC.

		Gabelli Global Series Funds, Inc., a Maryland corporation, having its principal office at One Corporate Center, Rye, New York 10580 (the "Corporation"), certifies as follows:

		FIRST:	(a)  The total number of shares of the capital stock
                which the Corporation has authority to issue is one billion (1,000,000,000) shares of stock, with a par value of $0.001 per Share with an aggregate par value of $1,000,000.00.
                Such one billion (1,000,000,000) shares of capital stock have been allocated to the following classes in the following amounts: two hundred million (200,000,000) of the authorized shares of stock have been allocated to a separate class designated as "The Gabelli Global Telecommunications Fund Stock"; two hundred million (200,000,000) of the authorized shares of stock have been allocated to a separate class designated as "The Gabelli Global Entertainment and Media Fund Stock"; two hundred million (200,000,000) of the authorized shares of stock have been allocated to a separate class designated as "The Gabelli Global Opportunity Fund Stock;" two hundred million (200,000,000) of the authorized shares of stock have been allocated to a separate class designated as "The Gabelli Global Growth Fund Stock;" and two hundred million (200,000,000) of the authorized shares of stock have been allocated to a separate series designated as the "The Gabelli Global Convertible Securities Fund Stock". Pursuant to articles of amendment filed by the Corporation on January 12, 2000, the issued and outstanding shares of the Corporation's The Gabelli Global Telecommunications Fund Stock were reclassified and designated as shares of The Gabelli Global Telecommunications Fund Class AAA Stock, a sub-series of shares of the Corporation's class designated as The Gabelli Global Telecommunications Fund Stock, the issued and outstanding shares of the Corporation's The Gabelli Global Entertainment and Media Fund Stock were reclassified and designated as shares of The Gabelli Global Entertainment and Media Fund Class AAA Stock, a sub-series of shares of the Corporation's class designated as The Gabelli Global Entertainment and Media Fund Stock, the issued and outstanding shares of the Corporation's The Gabelli Global Opportunity Fund Stock were reclassified and designated as The Gabelli Global Opportunity Fund Class AAA Stock, a sub-series of shares of the Corporation's class designated as The Gabelli Global Opportunity Fund Stock, the issued and outstanding shares of the Corporation's The Gabelli Global Growth Fund Stock were reclassified and designated as shares of The Gabelli Global Growth Fund Class AAA Stock, a sub-series of shares of the Corporation's class designated as The Gabelli Global Growth Fund Stock, and the issued and outstanding shares of the Corporation's The Gabelli Global Convertible Securities Fund Stock were reclassified and designated as shares of The Gabelli Global Convertible Securities Fund Class AAA Stock, a sub-series of shares of the Corporation's class designated as The Gabelli Global Convertible Securities Fund Stock.

		SECOND: The Board of Directors of the Corporation, at a meeting held on February 17, 1999, adopted resolutions reclassifying and designating authorized but unissued shares of capital stock of The Gabelli Global Convertible Securities Fund Stock into distinct sub-series of that class as follows: fifty million (50,000,000) shares of the authorized but unissued shares of capital stock of The Gabelli Global Convertible Securities Fund Stock have been reallocated to a separate sub-series of the class and are designated as "The Gabelli Global Convertible Securities Fund Class A Stock" (the "Class A Shares"), twenty-five million (25,000,000) shares of the authorized but unissued shares of capital stock of The Gabelli Global Convertible Securities Fund Stock have been reallocated to a separate sub-series of the class and are designated as "The Gabelli Global Convertible Securities Fund Class B Stock" (the "Class B Shares"), twenty-five million (25,000,000) shares of the authorized but unissued shares of capital stock of The Gabelli Global Convertible Securities Fund Stock have been reallocated to a separate sub-series of the class and are designated as "The Gabelli Global Convertible Securities Fund Class C Stock" (the "Class C Shares") and the balance of the authorized but unissued shares of capital stock of The Gabelli Global Convertible Securities Fund Stock shall be reallocated to the sub-series of The Gabelli Global Convertible Securities Fund Stock class which has been previously designated as "The Gabelli Global Convertible Securities Fund Class AAA Stock" (the "Class AAA Shares"). The Class A Shares, Class B Shares, Class C Shares and
                Class AAA Shares constitute separate and distinct sub-series of The Gabelli Global Convertible Securities Fund Stock, notwithstanding the fact that the word "class" instead of "series" or "sub-series" appears in the title designating each such sub-series.

		THIRD:   The Class A Shares, Class B Shares and Class C
                Shares, together with the Class AAA Shares and any other sub-series of capital stock of the Corporation designated as a sub-series of The Gabelli Global Convertible Securities Fund Stock in the future shall represent interests in the portfolio of assets attributable to the Gabelli Global Convertible Securities Fund Stock class, which assets shall be allocated to each of the foregoing sub-series in accordance with Article (V) of the Corporation's Charter and which assets shall be charged with the liabilities of the Corporation with respect to the class and each such sub-series in accordance with Article (V) of the Corporation's Charter. The Class A Shares, Class B Shares and Class C Shares shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption applicable to shares of the Gabelli Global Convertible Securities Fund Stock class and sub-series thereof, all as set forth in the Charter of the Corporation except for the differences hereinafter set forth:

		2.	(a)	Except as provided below with respect to
                Class B Shares of the type referenced in clauses (i) and
                (ii) of subparagraph (b) hereof, each Class B Share shall be converted automatically, and without any action or choice on the part of the holder thereof, into a Class A Share (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) on the Conversion Date. The term "Conversion Date" means, with respect to each Class B Share, the first business day of the eighty-fifth calendar month following the calendar month in which such Class B Share was issued; provided, however, that, subject to the provisions of the next sentence, for any Class B Shares acquired through an exchange, or through a series of exchanges, as permitted by the Corporation and as provided in the Prospectus of the Corporation relating to the Class B Shares (the "Prospectus"), from another investment company or another class or sub-series of shares (including the Class B Shares) of the Corporation (an "Eligible Investment Company"), the Conversion Date shall be the conversion date applicable to the shares of the Eligible Investment Company originally subscribed for in lieu of the Conversion Date of any shares acquired through exchange if such Eligible Investment Company issuing the Share originally subscribed for had a similar conversion feature, but not later than the Conversion Date determined as provided above. For the purpose of calculating the holding period required for conversion, the date of issuance of a Class B Share shall mean (i) in the case of a Class B Share obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such Class B Share, or (ii) in the case of a Class B Share obtained by the holder thereof through an exchange, or through a series of exchanges, from an Eligible Investment Company, the date of issuance of the share of the Eligible Investment Company to which the holder originally subscribed plus the number of days, if any, that such share had been exchanged for, and was held as, shares of an Eligible Investment Company that holds itself out as a money market fund pursuant to Rule 2a-7 under the 1940 Act.

			(b) Each Class B Share (i) purchased through automatic reinvestment of a Dividend with respect to that Class B Share or the corresponding class or sub- series of any other investment company or of any other class or sub-series of the Corporation issuing such class or sub-series of shares, or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for Shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to Shares of an Eligible Investment Company, shall be segregated in a separate sub-account on the Share records of the Corporation for each of the holders thereof. On any Conversion Date, a number of the Class B Shares held in the separate sub-account of the holder, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof). The number of the Class B Shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of Shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of Shares of the holder converted on the Conversion
                        Date pursuant to paragraph (2)(a) hereof bears to the total number of Class B Shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the Shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors in accordance with a Multi-Class Plan adopted pursuant to rules and regulations of the Securities and Exchange Commission and set forth in the Prospectus.

			(c)	The number of Class A Shares (or into a
                        share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) into which a Class B Share is converted pursuant to paragraphs 2(a) and 2(b) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of such Class B Share for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) for purposes of sales and redemption thereof on the Conversion Date.

			(d)	On the Conversion Date, the Class B Shares
                        converted into Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) will no longer be deemed outstanding and the rights of the holders thereof will cease, except the right to (i) receive the number of Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof) into which such Class B Shares have been converted and (ii) receive declared but unpaid Dividends that have been declared as to Class B Shares held as of a record date occurring on or before the Conversion Date and
                        (iii) vote converting Class B Shares held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date).

			(e)	The automatic conversion of the Class B
                        Shares into Class A Shares (or into a share of such other class or sub-series which may be created pursuant to subparagraph (e) hereof), as set forth in paragraphs 2(a) and 2(b) hereof, may also be suspended by action of the Board of Directors, by resolution making specific reference to this provision, at any time that the Board of Directors determines such suspension to be required under applicable law or in the exercise of their fiduciary duties; provided, however, that if the Board of Directors determines that the suspension is likely to continue more than 120 days, the Board of Directors shall create one or more additional classes or one more sub-series of an existing or additional class or classes of shares, and a sufficient number thereof, into which Class B Shares may be converted under the rules of the Securities and Exchange Commission and other applicable law.
                        If the Board of Directors creates an additional class or sub-series of a class of shares into which the Class B Shares will thereafter be convertible hereunder, the Board shall file articles supplementary creating such class or sub-series of shares and such articles supplementary shall indicate that the shares being created thereby have been created pursuant to this provision of these Articles Supplementary.

			(f)	Notwithstanding the foregoing, if any
                        amendment to a plan of distribution relating to the Class A Shares that would increase materially the amount to be borne by the Corporation in respect of the Class A Shares under such plan of distribution is proposed, no Class B Shares shall thereafter convert into Class A Shares until the holders of Class B Shares shall have approved the proposed amendment.

		3.	When Class B Shares or Class C Shares are redeemed
                by the holder thereof or the Corporation, such shares may be redeemed at a redemption price equal to the net asset value per share of the sub-series less the deduction of a contingent deferred sales charge from the proceeds of any redemption thereof in amounts and for time periods as may be determined by the Board of Directors from time to time and set forth in the Prospectus covering such sub-series.

		FOURTH: The Class A Shares, Class B Shares and Class C Shares have been classified by the Board of Directors as distinct sub-series of The Gabelli Global Convertible Securities Fund Stock pursuant to authority contained in the Charter of the Corporation.

		IN WITNESS WHEREOF, Gabelli Global Series Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf on this 28th day of February, 2000 by its Vice President and Treasurer, who acknowledges that these Articles Supplementary are the act of Gabelli Global Series Funds, Inc. and that to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained herein are true in all material respects.

ATTEST:		GABELLI GLOBAL SERIES FUNDS, INC.



/s/James E. McKee		By:/s/ Bruce N. Alpert	 (SEAL)
James E. McKee      			Bruce N. Alpert
Secretary			Vice President and Treasurer

276453.01-New York S5A